Exhibit 99.1

 Raymond James U.S. Bank Conference  September 9-10, 2020

 Safe Harbor Statements  Forward-Looking StatementsAll statements, other than statements of historical fact, included in this presentation and any oral statements made regarding the subject of this presentation, that address activities, events or developments that Reliant Bancorp, Inc. (“Reliant” or the “Company”) expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Transactions (as defined below) being accretive to Reliant’s earnings in 2021, Reliant’s response to the coronavirus (COVID-19) pandemic, and the Company’s 2020 strategies. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the global health and economic crisis precipitated by the coronavirus (COVID-19) pandemic, (2) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (3) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, (4) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (5) increased levels of other real estate, primarily as a result of foreclosures, (6) the impact of liquidity needs on our results of operations and financial condition, (7) competition from financial institutions and other financial service providers, (8) the effect of interest rate increases on the cost of deposits, (9) unanticipated weakness in loan demand or loan pricing, (10) lack of strategic growth opportunities or our failure to execute on available opportunities, (11) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (12) economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the restaurant, hospitality and retail sectors, (13) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (14) our ability to effectively manage problem credits, (15) our ability to successfully implement efficiency initiatives on time and with the results projected, (16) our ability to successfully develop and market new products and technology, (17) the impact of negative developments in the financial industry and United States and global capital and credit markets, (18) our ability to retain the services of key personnel, (19) our ability to adapt to technological changes, (20) risks associated with litigation, including the applicability of insurance coverage, (21) the vulnerability of Reliant Bank’s (the “Bank”) network and online banking portals, and the systems of parties with whom the Company and the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches, (22) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (23) adverse results (including costs, fines, reputational harm, and/or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (24) the risk that expected cost savings and revenue synergies from (a) the merger of the Company and Tennessee Community Bank Holdings, Inc. (“TCB Holdings”) (the “TCB Holdings Transaction”) or (b) the merger of the Company and First Advantage Bancorp (“FABK”) (the “FABK Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (25) the effect of the completion of the Transactions on our customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of the Company’s common stock, (26) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of FABK and its subsidiaries cannot be successfully integrated with the business and operations of the Company and its subsidiaries or that integration will be more costly or difficult than expected, (27) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (28) reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions, (29) the risk associated with Company management’s attention being diverted away from the day-to-day business and operations of the Company to the integration of the Transactions, and (30) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.  Non-GAAP Financial MeasuresThis presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and, therefore, are considered non-GAAP financial measures. Members of the Company’s management use these non-GAAP financial measures in their analysis of the Company’s performance, financial condition, and efficiency of operations. Management of the Company believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant gains and charges in the current period. Management of the Company also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding underlying operating performance and the analysis of ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the non-GAAP financial measures discussed herein are calculated may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar to, or with names similar to, the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.The non-GAAP financial measures contained in this presentation include, without limitation, adjusted net income attributable to common shareholders, adjusted return on average assets (adjusted ROAA), adjusted return on average equity (adjusted ROAE), adjusted return on average tangible common equity (adjusted ROATCE), ROATCE, adjusted quarterly earnings per share, adjusted net interest rate spread, adjusted net interest margin, tangible assets, tangible common equity, tangible book value per share (TBVPS), tangible common equity to tangible assets (TCE/TA), adjusted non-interest expense, core bank efficiency ratio, core bank pre-tax, pre-provision income, and allowance for loan losses plus unamortized loan accretion to total loans.  1

Why Reliant?

Strategic Focus

- High Growth, Desirable Markets
- Focused, Balanced Business Model
- Opportunistic Acquisitions
- Organic, In-Market Loan & Deposit Growth

Company Culture

- Strong Corporate Governance
- Experienced, Consistent Leadership
- Stable, Diverse Workforce
- Client Focused Service

Profitability and Growth

- Balanced, Sustainable Growth
- Disciplined Approach to Pricing
- Margin Optimization
- Focus on Expense Management

Financial Strength

- Scalability of Model
- Disciplined Credit Culture
- Conservative Loan Reserves and Purchase Discounts
- Well Capitalized

Reliant BANCORP, INC.
2

Experienced, Committed Leadership Team



DeVan Ard, Jr.
Chairman and CEO

- Former Area Executive in Middle Tennessee at AmSouth Bank
- Founder of Reliant Bank in 2006

39 years of banking experience / 15 years at RBNC / 21 years in Middle TN



John R. Wilson
President

- Former Chief Lending Officer of Reliant Bank
- Former Spring Hill Market President for Cumberland Bank

31 years of banking experience / 15 years at RBNC / 30 years in Middle TN



Jerry Cooksey
EVP, Chief Financial Officer

- Former CFO of First Advantage Bancorp and First Advantage Bank
- Transitioned to Reliant Bank as Chief Administrative Officer prior to assuming CFO role.

30 years of banking experience / 8 years at FABK/RNBC / 8 years in Middle TN



Bill Fitzgerald
EVP, Chief Risk Officer

- Former Banking Group Audit Partner for Carr, Riggs & Ingram, LLC
- Holds CPA, CRMA & CFSA Professional Designations

35 Years of accounting and risk experience / 35 Years in Middle TN



Alan Mims
EVP, Chief Credit Officer

- Executive Vice President – Chief Credit Officer since December 2017
- Former Senior Examiner and Case Manager for the Federal Reserve Bank of Atlanta

30 years of banking experience / 3 years at RBNC / 3 years in Middle TN



Mark Ryman
EVP, Chief Lending Officer

- Former Davidson & Williamson Counties Market President of Reliant Bank
- Held various roles with First American Bank, Bank of Nashville & Premier Bank of Brentwood

34 years of banking experience / 15 years at RNBC / 34 years in Middle TN



Kim York
EVP, Chief Strategy Officer

- Executive Vice President – Chief Strategy Officer since March 2017
- Former Senior Vice President and Chief Marketing Officer at Ascend Federal Credit Union

24 years of banking experience / 3 years at RBNC / 24 years in Middle TN

Reliant BANCORP, INC.

Source: S&P Global Market Intelligence

3

Pandemic - Our Response to COVID-19

Mission

Maintain Banking Services

Preserve Capital

Control Expenses

- Delivering service at all branches via drive thru facilities and lobby visits by appointment. ATMs are continually replenished and accessible at all locations. Remote ATM access is also available at over 32,000 surcharge-free ATMs nationwide through the MoneyPass® network
- Suspended share repurchase program during 2020
- Suspended new capital projects
- Reviewing branch network
- Suspended non-essential business travel
- Limited non-essential discretionary expenditures

As we continue to navigate this unprecedented time, our commitment and focus on Reliant's mission remains unchanged — to inspire and empower our employees, deliver exceptional customer experiences and give back to our communities through involvement and outreach. This duty includes taking quick action to preserve capital and liquidity and aggressively manage and control unwarranted expenses.

Promise

Meet needs through actions tailored after the bank's core values

- Remain focused on delivering the bank's promise to grow a community of friends - one relationship at a time, as we provide essential services to our neighbors and partner with local non-profits to serve our communities
- Deployed and continue monitoring federal guidelines for effective protocol, including social distancing, to prevent the spread of the virus
- Implemented enhanced cleaning procedures with sterilization and provided protective gear, including hand sanitizer, masks, plexi-shields in customer facing areas and infrared thermometers
- Adjusted our business model to implement telework for employees whose job functions can be executed remotely, including virtual meetings using teleconferencing, Teams, Zoom and Go To Meeting

Our employees and customers depend on us to do the right things, so we tailored our action plan after the bank's values with a special focus on communication, which is provided via email, internal and external website blogs and CEO Townhall meetings. Each of these channels are used to provide bank updates and aide options as they become available.

Reliant BANCORP, INC.

4

   Pandemic - Our Response to COVID-19 (Cont’d)    EmployeesEnsuring Health and Safety of our Team Members    CommunitiesHelping the Communities we Serve            CommunitiesHelping the Communities we Serve          CommunitiesHelping the Communities we Serve  Reinvented employee training modules for virtual deliveryExtended coverage of First Stop Health Benefit to all employees – even those not enrolled in Reliant’s group medical plan to provide virtual medical advice and assistanceEmployees with symptoms or who may have been exposed to the virus are asked to stay home – with full payGifted $500 bonus to each non-executive employee, in appreciation of the continued efforts to ensure we maintain servicing to our customers and communities during the unprecedented pandemic  As a trusted financial advisor, we continue to extend credit and are working directly with our customers impacted by the COVID-19 pandemic to defer payments, modify loan and repayment terms, assist with overdraft/late fees, provide flexibility with early CD withdrawals and otherwise provide assistance.   Promise (cont’d)Meet needs through actions tailored after the bank’s core values  We are serving as a participating lender with SBA’s Paycheck Protection Program (PPP) giving our small business customers access to critical funds. To date, Reliant’s PPP stats reflect: 891 active PPP borrowers$83,220,482 in PPP loans$3,295,755 in PPP loan FeesHardship relief available to Reliant credit card holders, with late fees waived from April 3 - June 30, with ability to defer payments for up to three months.   Trusted AdvisorWorking directly with those impacted by COVID-19 pandemic and providing financial support  24/7 Mobile App  Online Banking/Bill Pay  24/7 ATMs  Tap-To Pay  24/7 Telephone Banking  Debit & Credit Cards  5

 Pandemic - Our Response to COVID-19 (Cont’d)    EmployeesEnsuring Health and Safety of our Team Members    CommunitiesHelping the Communities we Serve            CommunitiesHelping the Communities we Serve          CommunitiesHelping the Communities we Serve  We have increased efforts to educate customers about digital and alternative options that allow them to bank remotely, including:   Trusted Advisor (cont.)Working directly with those impacted by COVID-19 pandemic and providing financial support  24/7 Mobile App  Online Banking/Bill Pay  24/7 ATMs  Tap-To-Pay  24/7 Telephone Banking  Debit & Credit Cards  Increased access, education and awareness have resulted in growth in digital channel usage by clients:    Mobile Deposits  36.6%    Q2 2019* vs Q2 2020**  Total Dollars  $9,987,467 vs $13,640,650    Online Transfers  53%    Q2 2019* vs Q2 2020**  Total Dollars  $389,255,454 vs $595,477,186    ATM Deposits  65.3%    Q2 2019* vs Q2 2020**  Total Dollars  $1,864,314 vs $3,081,314    Online Transfers  26.2%    Q2 2019* vs Q2 2020**  Total Items  97,792 vs 123,363    Mobile Deposits  20.3%    Q2 2019* vs Q2 2020**  Total Items  14,054 vs 16,912     Branch Transactions  28.1%    Q2 2019* vs Q2 2020**  Total Items  709,025 vs 509,783   * 2019 Includes figures for Reliant Bank, Community Bank & Trust and First Advantage Bank.** 2020 Includes figures from the combined bank.  6

Reliant Bank Franchise Overview

Pro Forma Branch Network



Montgomery
Robertson
Sumner
Cheatham
Dickson
Davidson
Hickman
Williamson
Rutherford
Maury
Knox
Hamilton
RBNC Branches (27)
RBNC LPO (1)

Q2 '20 Financial Summary

Market Information		
Price Per Share (7/21/20)	$14.81	
Market Cap. ($mm)	$246	
Price / Tang. Book	106	%
Price / '20 EPS	11.1	x
Price / '21 EPS	9.9	x
Balance Sheet ($mm)		
Total Assets	$2,992	
Loans Held for Investment	2,317	
Deposits	2,530	
Tangible Common Equity	232	
Loans Held for Investment / Deposits	91.6	%
MRQ Profitability		
Reported ROAA	1.07	%
ROATCE (3)	13.96	%
Asset Quality		
NPAs / Loans + OREO	0.43	%
Reserves / NPLs	241.6	
Reserves / Loans Held for Investment	0.79	
Capital Ratios - RBNC		
Tang. Com. Equity / Tang. Assets (3)	7.93	%
Leverage Ratio	11.31	
CET1 Ratio	11.61	
Tier 1 Capital Ratio	11.61	
Total Capital Ratio	12.36	
Loan Concentration		
C&D Loans / Total Bank Capital	100	%
CRE Loans / Total Bank Capital	305	

Key Franchise Highlights

- Commercially-oriented bank headquartered in Brentwood, Tennessee
- Focused on fast-growing Middle Tennessee markets coupled with recent de novo expansion into Murfreesboro and Chattanooga, Tennessee, and the acquisitions of Tennessee Community Bank Holdings, Inc and First Advantage Bancorp(1)
- 2nd largest community bank(2) by deposits headquartered in the Nashville MSA and 10th largest bank by deposits in Tennessee
- Concentrated on building in-market banking relationships; 80% of top 50 loan relationships have related deposits at the bank
- Experienced management team with extensive local market knowledge
- 8.2% insider ownership amongst management and the board of directors

Reliant BANCORP, INC.

Source: S&P Global Market Intelligence, Factset
Financial data as of or for the three months ended 6/30/20; ownership data as of 7/21/20; pricing data as of 7/21/20
(1) Completed on January 1, 2020 and April 1, 2020 respectively
(2) Community bank defined as institutions with total assets less than $10 billion
(3) Non-GAAP figures. Refer to appendix for "reconciliation of non-GAAP financial measures"

7

 Source: S&P Global Market Intelligence; Company Filings  2006  Our History    Total Assets($mm)  RBNC  Commerce Union Bank            1/9/2006Reliant Bank established  4/28/2014Commerce Union and Reliant announce merger of equals  7/7/2015Stock (ticker symbol CUBN) begins trading on Nasdaq  2006  2014  2017  2018  8/14/2006Commerce Union Bank established  4/1/2015Commerce Union and Reliant close merger. $791 million in assets  6/30/2017Surpassed$1 billion inassets  12/31/2017Officially rebranded as Reliant Bancorp, Inc.  2006  2015      2019  1/1/2018Completed acquisition of Community First  10/22/2018Opened Chattanooga branch  9/16/2019Announced acquisition of Tennessee Community Bank Holdings  10/23/2019Announcedacquisition ofFirst Advantage Bancorp      8/23/2017Announced acquisition of Community First & $25 million Private Placement  2007  2008  2009  2010  2011  2012  2013  2014  2015  2016  2017  2018  2019  $111  $205  $317  $382  $379  $363  $385  $385  $450  $35  $98  $133  $148  $187  $209  $232  $253  $296  $876  $912  $1,125  $1,724  $1,898  2020  1/1/2020Completed acquisition of Tennessee Community Bank Holdings  04/01/2020Completed acquisition of First Advantage Bancorp  Q2’20  $2,992  8

Financial Highlights & Results

Quarterly Highlights for Q2 2020

- Reported EPS for the second quarter of 2020 was $0.48 per diluted common share on net income of $7.9 million. Second quarter 2020 net income was impacted by, among other items, $5.2 million of purchase accounting accretion ($0.23 increase to EPS) and $2.6 million of merger expense ($0.12 decrease to EPS).
- Pre-tax, pre-provision income (excluding merger costs) was $15.2 million for the second quarter of 2020.(2) Real income was $12.2 million or $0.74 per common diluted share for the second quarter of 2020.(2)
- Net interest margin increased 97 bps from March 31, 2020 to 4.58% at June 30, 2020, helping generate record-level net interest income of $30.0 million. When $5.2 million of purchase accounting accretion and tax credits are excluded, adjusted net interest margin is 3.70%, up 26 bps from March 31, 2020.(2)
- Loan provision expense for the second quarter of 2020 was $3.0 million, all of which can be attributed to increased risk factors related to the COVID-19 pandemic. A loan fair value mark of $21.8 million was recorded for the loan portfolio purchased from First Advantage Bank. Allowance for loan loss and unamortized purchase loan discounts comprised 1.73% of gross loans held for investment at June 30, 2020.(2)
- Core deposits totaled approximately $2.0 billion at June 30, 2020, an increase of $715.9 million since March 31, 2020, from both acquisition and organic growth, helping reduce cost of funds to 91 basis points, a 39-bps decline from the linked quarter.
- Bank-segment non-interest expense was $16.4 million for the second quarter of 2020, an increase of $4.0 million from the first quarter of 2020. The increase was primarily due to the addition of former First Advantage Bank employees and facilities and approximately $811 thousand of restructuring and non-recurring miscellaneous charges.(4)

Financial Results

	Three months ended June 30, 2020
Net Income ($mm)	**$7.87**
Adjusted Net Income ($mm)(1) (2)	$9.94
Pre-Tax Pre-Provision Income ($mm)	**$12.11**
Adjusted PTPP Income ($mm)(1) (2)	$15.16
Diluted EPS	**$0.48**
Adjusted Diluted EPS(1) (2)	$0.60
ROAA	**1.07 %**
Adjusted ROAA(1) (2)	1.35 %
GAAP Efficiency Ratio	**64.8 %**
Adjusted Efficiency Ratio(1) (2)	50.7 %
Net Interest Margin	**4.58 %**
Adjusted Net Interest Margin(2)	3.70 %
ROATCE(2)	**13.96 %**
Adjusted ROATCE(1) (2)	17.63 %
ROAE	**10.89 %**
Adjusted ROAE(1) (2)	13.75 %
TBVPS(2)	**$13.96**
Total Loans Held for Investment ($mm)(3)	**$2,317**
Total Deposits ($mm)	**$2,530**
TCE / TA(2)	**7.93 %**

Reliant BANCORP, INC.

Note: Core figures exclude mortgage subsidiary financials and one-time merger expenses
(1) Adjusted for merger expenses
(2) Non-GAAP figures. Refer to appendix for "reconciliation of non-GAAP financial measures"
(3) Gross figure
(4) Bank segment excluded results from Reliant Mortgage Ventures.

9

Recent Acquisitions to Grow Franchise and Expand Presence in Middle Tennessee

Successful integration of two accretive and attractive acquisitions

	COMMUNITY Bank & Trust	FIRST ADVANTAGE BANK
Overview	• **Announced on September 16, 2019; Closed on January 1, 2020** • **Assets:** $253 million • **Headquarters:** Ashland City, TN • Five branches in the Nashville MSA	• **Announced on October 23, 2019; Closed on April 1, 2020** • **Assets:** $738 million • **Headquarters:** Clarksville, TN • Five branches in Montgomery County, TN; Three branches in the Nashville MSA
Strategic Rationale	• **Entry into Cheatham County, TN** with the **#1 deposit market share** and strengthens existing footprint in Robertson County, TN [(1)] • **Some of the lowest cost deposits** in the region[(1)] • Sizeable **reductions in noninterest expense** coupled with increased capital base to further support borrower demand	• **Extended footprint into the attractive Clarksville MSA** with #2 deposit market share and 15.4% of deposits[(1)] • Vibrant **Williamson County, TN position improves to #5** with 8.5% deposit market share [(1)] • **Added highly profitable manufactured housing lending business** (8.9% of total loan portfolio at June 30, 2020)
Transaction Considerations and Updates	• **Modeled EPS accretion in 2021 of ~12.5%** • **Cost savings tracking better than expected** • **4 of the 5 acquired branches have been retained** • **Realizing deposit growth – not runoff and strong retention of loan portfolio**	• **Modeled EPS accretion in 2021 of >17%** • **Cost savings on track with strong employee retention** • **6 of the 8 acquired branches have been retained** • **Significant customer retention – both loans and deposits**

(1) Financial data based on FDIC Summary of Deposits report as of June 30, 2019.

Reliant BANCORP, INC.

10

 Nashville Deposit Market Share  Top 25 Deposit Market Share  Note: Dollars in millions; Deposit market share data as of 12/31/19Source: S&P Global Market IntelligenceCommunity bank defined as an institution with less than $10 billion in total assetsReliant data shown pro forma for recently announced acquisitions of Tennessee Community Bank Holdings, Inc. and First Advantage Bancorp  (1)  (2)  (2)  11

RNBC Market Demographics

Overview of RNBC Market Footprint

High Growth Markets

- Downtown Nashville expected to swell to 21,000 in the next four years after a 130% increase in population growth from 2010-2018
- RNBC is the 10th largest bank in Nashville MSA and 3rd largest bank in Clarksville MSA based on deposits upon completion of FABK transaction.
- Nashville MSA is projected to grow at 6.37% and the Clarksville MSA is expected to grow at 5.23% between 2020 and 2025, compared to growth of 3.84% on a nationwide level.
- RNBC markets are expected to experience a 14.9% increase in household income though 2024, compared to the expected national growth rate of 9.9%.

Strong Business Environment

- 10 Fortune 500 Companies and 18 Fortune 1000 companies are headquartered in the state of Tennessee.
- Recent corporate relocation announcements for Nashville MSA include Nissan North America, Dell Computer, Caterpillar Financial, Ford Motor Credit, Alliance Bernstein, Mitsubishi Motors, Amazon and Ernst & Young.
- Recent corporate relocation announcements for Clarksville MSA include LG, Google, Atlas BX Battery, Hankook Tires and VK Integration Systems.
- Nashville MSA is home to 16 universities and colleges; most prominent is Vanderbilt with a total enrollment of over 12,000 students.
- Clarksville MSA is home to five universities and colleges; most prominent is Austin Peay University with over 10,000 students and faculty.

2020 – 2025 Projected Population Growth (%)



6.37%
5.23%
4.01%
4.58%
3.84%
Nashville MSA
Clarksville MSA
Tennessee
US Southeast
USA

Non-Farm Employment Growth (%) Mar 2019 – Mar 2020



3.10%
2.60%
1.68%
0.85%
1.00%
Nashville MSA
Clarksville MSA
Tennessee
US Southeast
USA

Reliant BANCORP, INC.

Source: S&P Global Market Intelligence, Bureau of Labor Statistics, Nashville Area Chamber of Commerce, U.S. Census Bureau, FRED

12

Growing, Profitable Bank Segment

Bank Segment Net Income(1),(2),(3)


Adjustments due to merger expenses
$17.0
$8.0
($1.0)
$8.9
$7.2
$14.1
$17.6
$4.2
$4.0
$4.2
($0.2)
$10.5
$2.6
$7.9
2016
2017
2018
2019
2Q'19
1Q'20
2Q'20

Bank Segment Net Interest Income(1),(3)


$60
$50
$40
$30
$20
$10
$ -
$32.0
$33.8
$53.0
$55.3
$13.7
$16.8
$29.4
2016
2017
2018
2019
2Q'19
1Q'20
2Q'20

	2016	2017	2018	2019	2Q'19	1Q'20	2Q'20
Adj. NIM(3):	3.83%	3.81%	3.58%	3.36%	3.39%	3.44%	3.70%

Bank Segment Adjusted Non-Interest Expense(1),(2),(3)


Bank Segment Non-Interest Expense
Bank Segment Non-Interest Expense / Average Assets
$60.
$50.
$40.
$30.
$20.
$10.
$ -
3.0%
2.5%
2.0%
1.5%
2.51%
2.42%
2.36%
2.43%
2.29%
2.29%
2.23%
$22.2
$24.1
$38.7
$40.8
$10.1
$12.5
$16.4
2016
2017
2018
2019
2Q'19
1Q'20
2Q'20

	2016	2017	2018	2019	2Q'19	1Q'20	2Q'20
Adjusted Efficiency(1),(3):	62.6%	61.9%	63.5%	64.0%	64.3%	65.0%	50.7%

Source: Company documents
Note: $ in millions, unless otherwise specified; Data as of or for the three months ended each respective quarter or twelve months ended each respective year.
(1) Bank segment results exclude RMV results. Please note, RMV results are included in consolidated financial results, with any loss netted out as non-controlling interest in subsidiary.
(2) Does not include merger expense. Refer to appendix for "reconciliation of non-GAAP financial measures."
(3) Non-GAAP figure. Refer to appendix for "reconciliation of non-GAAP financial measures."

Reliant BANCORP, INC.

13

          Growing Bank Segment Pre-Tax, Pre-Provision Income     Q4 19 NII impacted by 1.1 million gain on sale of securities$166 thousand gain on sale of OREQ1 19 NII impacted by$131 thousand gain on sale of securities  Note: $ in thousands, unless otherwise specified. Data as of or for the three months ended each respective quarter or twelve months ended each respective year, adjusted figures exclude RMV results and merger expense. Excludes gain on sales of securities and ORENon-GAAP figures. Refer to appendix for “reconciliation of non-GAAP financial measures”  (2)  14  Q2 20 NII increase by –$793.3 million of acquired loans and $5.2 million of purchase accounting accretionQ2 20 NIR increased by –$338 thousand gain on sale of securities and OREOQ2 19 NIR increased by –$175 thousand gain on sale of securities  Excludes merger expense of –$2.6 million in Q2 20$4.2 million in Q1 20Q2 20 NIE increased by FABK acquisition increasing salary expense, occupancy and IT costs  (2)  (1), (2)

 Diverse Deposit Portfolio Mix  Cost of IB Deposits:  Cost of Funds:  Note: $ in millions, unless otherwise specified. Data as of or for the three months ended each respective quarter or twelve months ended each respective year. Reflects consolidated numbers for Reliant Bancorp, Inc.  Wholesale and Other Purchased Funds  0.49%   0.73%   1.15%   1.67%   1.71%  1.37%   0.99%   0.40%   0.61%   0.96%   1.42%   1.45%  1.12%   0.79%   0.43%   0.66%   1.07%   1.48%   1.52%  1.30%   0.91%   Total Deposits    CAGR: 40.8%  % of Total Deposits:            Wt. Avg. Cost:  Wt. Avg. Duration (Months):  2.34%   2.10%   1.85%   1.13%   0.37%             3.0   2.2   2.0   2.0   3.9  Cost of Total Deposits:  15

 Balancing Growth and Profitability                Coupon + Fees:  Loan Portfolio(1)  Notes:$ in millions, unless otherwise specified. Data as of or for the three months ended each respective quarter or twelve months ended each respective year. Does not include loans held for sale.Increase in Consumer & Other loans at June 30, 2020 due to acquisition of $177.0 million of Manufactured Housing – Chattel loans from First Advantage Bank.    CAGR: 42.7%  Loan Yields  16  (2)

 Well Capitalized and Strong Liquidity Position  Source: Company documents, SNL FinancialNote: Data as of or for the three months ended each respective quarter; Chart and table reflect numbers for Reliant Bank (excludes holding company)Estimated figures only as Regulatory Call report has not been finalized Non-GAAP figure. Refer to appendix for “reconciliation of non-GAAP financial measures”.Cash balance adjusted by transit items.Net of current advances.  (1)  (2)  17  (4)  (3)

 Delivering Shareholder Value  Reported and Adjusted Quarterly Diluted EPS(1)  Tangible Book Value per Share(1)  Reported and Adjusted ROAA(1)  Reported and Adjusted ROATCE(1)  Source: Company documentsNote: Data as of or for the three months ended each respective quarter. (1) Non-GAAP figures. Refer to appendix for “reconciliation of non-GAAP financial measures”.  18    Reported Metrics    Adjustments due to merger expenses

 Disciplined Credit Culture  Allowance for Loan Loss + Purchase Discounts(1)  Net Charge-Offs (Recoveries) / Average Loans(2)  Non-Performing Assets / Total Assets  Source: Company documentsNote: Data as of or for the three months ended each respective quarter.Non-GAAP figure. Refer to appendix for “reconciliation of non-GAAP financial measures.”Data has been annualized   19

 Reconciliation of Reserves  Reserves / Loans (%)  (Reserves + Discount) / Loans (%)  Note: Data as of 3/31/2020 and as of the three months ended 6/30/2020, respectively(1) Assumes partial amortization of existing acquired loan discount  $3.0 mm  $(58.5) mm  $(646.6) mm  $3.0 mm  $(58.5) mm  $646.6 mm  $21.8 mm  Reflects Acquired Loan Discount  A  B  C  D  E  F  G  H  I  J  K  L  M  N  (1)  (1)  20

 Diversified Lending Platform  C&D Portfolio  Commercial Real Estate Portfolio  Source: S&P Global Market Intelligence, Company documentsNote: $ in millions, unless otherwise specified. Data as of or for the three months ended each respective quarter.                      Outstanding balance as a % of Total Capital  21

 Hospitality Portfolio – Granular Portfolio with Conservative Credit Profile  Source: Company documentsNote: Data as of or for the three months ended June 30, 2020 (1) Represents committed loan amount.  Local vs. National(1)  Term vs. Construction(1)  Portfolio Highlights  Hotel Flags(1)  5.79% of Total Portfolio(1)Portfolio totals as of Q2 ’20: Term: $101.1 million, 27 borrowers with an average loan size of $3.7 millionConstruction: 5 projects totaling $45.7 million with $7.7 million fundedPrimarily limited-service national franchisesStrong LTVs and DSCRsWeighted average LTV – 58.14% Weighted average DSCR – 2.26xNo nonperforming loans in segment; 0.0% charge-offs in 2019Average seasoning of 58 monthsAll secured by first liens on real estate and FFE   (Pre-Covid-19)  22

 Restaurant Portfolio – Diversified with Low Average Loan Size  Source: Company documentsNote: Data as of or for the three months ended June 30, 2020(1) Represents committed loan amount.(2) Other Includes, without limitation, Dairy Queen, Gigi’s Cupcakes, Captain D’s, Jet’s Pizza, Zaxbys, Wendy’s and Starbucks   Total $93.7 million  Total $124.4 million  Portfolio Statistics  Burger King  Local vs. National(1)  Secured by Real Estate(1)  Portfolio Highlights  Brands(1)  5.21% of Total Portfolio(1)Outstanding balances as of Q2 ’20: $96.3 millionQuick-Service (QSR) national franchises: 83.1 million 86% of total Dine-in Facilities: $16.5 million 14% of totalMajority of borrowers have been with Reliant for 5+ yearsWeighted average DSCR: 1.65x No nonperforming loans in segment; 0.0% charge-offs in 202039% of outstanding loans secured by real estate  DSCR and ‘Other’ brand numbers under progress  Show % of total  Show % of total  TBU  TBU – Restaurant Data  23  (2)

 Retail CRE Portfolio  Source: Company documentsNote: Data as of or for the three months ended June 30, 2020 Represents committed loan amounts.  Total $93.7 million  Total $124.4 million  Portfolio Statistics  Burger King  Non Owner-Occupied by Property Type(1)   Non Owner-Occupied vs. Construction(1)  Portfolio Highlights  Construction by Property Type(1)  No past dues in categories at 6/30/2020No charge-offs in categories in 2019 or YTD 2020All loans in categories are Pass-ratedRetail Anchored Tenants (Primarily Publix, CVS, Large National Retailers) Avg. Loan Size - $3.5 million Committed Balance - $28.3 millionAvg. DSC – 1.42xAvg. LTV – 56.36%Retail Non-Anchored Tenants - 107 CustomersAvg. Loan Size - $1.1 million Committed Balance - $134.6 millionAvg. DSC – 2.03xAvg. LTV – 64.68%Retail Single Credit Tenant (Largest Concentration – Dollar General, AT&T)Committed Balance - $40.4 million Avg. DSC – 1.37xAvg. LTV – 62.35%  DSCR and ‘Other’ brand numbers under progress  Show % of total  Show % of total  TBU  TBU – Restaurant Data  24

 Providing Relief to Customers - Loan Modifications     Q4 19 NII impacted by 1.1 million gain on sale of securities$166 thousand gain on sale of OREQ1 19 NII impacted by$131 thousand gain on sale of securities      Initial Mod Request through May 31, 2020    Second Mod Request – August 31, 2020        Modifications  % of Total  Modifications  % of Total  C&I     $34,851  1.54%  $15,665  0.67%  Church / Consumer / Medical    24,809  1.10%  34  -  CRE     291,232  12.90%  4,125  0.18%  Hospitality     96,047  4.25%  30,012  1.30%  Multifamily     14,757  0.65%  11,093  0.48%  Restaurant     54,067  2.39%  -  -  Manufactured Housing    14,887  0.66%  1,656  0.07%  Total Modifications    $530,650  23.50%  $62,585  2.70%              Portfolio total     $2,258,390(1)     $2,317,324(2)    ($ in thousands)  Source: Company information(1) As of March 31, 2020 – Reliant and FABK combined on a pro forma basis.(2) As of June 30, 2020  25

Our Strategy for 2020

- COVID-19 response:
  - Focus on employees, customers and communities
  - Prudently monitor credit environment and capital ratios
  - Capital preservation – share repurchase and dividends
  - Rigorous review of non-interest expense
  - Review branch network
- Pursue coveted M&A opportunities
- On-going focus on organic earning-asset generation and improved funding mix
- Fully integrate Community Bank & Trust and First Advantage Bank acquisitions and leverage presence in new markets
- Hire selectively to prepare for future growth
- Build out and optimize digital channel
- Align management structure for $3-5 billion company

Reliant BANCORP, INC.

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Appendix

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Adjusted Net Income, Adjusted Return on Average Assets, Average Tangible Common Equity, Adjusted Return on Average Tangible Common Equity, Adjusted Earnings Per Share and Adjusted Return on Average Equity  27

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Adjusted Net Interest Spread and Adjusted Net Interest Margin  28

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Tangible Common Equity to Tangible Assets, Tangible Book Value per Share, Return on Average Tangible Common Equity  29

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Core Profitability  Note: Core figures exclude mortgage subsidiary financials and one-time merger expenses  30

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Bank Segment Pre-tax Pre-Provision Net Income and Real Income  Note: Core figures exclude mortgage subsidiary financials and one-time merger expenses  31

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. Adjusted Efficiency Ratio  Note: Adjusted figures exclude RMV results and merger expense.  32

 Reconciliation of Non-GAAP Financial Measures  Reliant Bancorp, Inc. ALLL + Unamortized Loan Accretion  33